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                                  EXHIBIT 99.1

 PRESS RELEASE OF INKTOMI CORPORATION AND YAHOO! INC. DATED DECEMBER 23, 2002.
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                            YAHOO! TO ACQUIRE INKTOMI

  CREATES THE MOST COMPREHENSIVE SEARCH OFFERING ON THE WEB WITH LARGEST GLOBAL
            AUDIENCE, UNMATCHED BREADTH AND DEPTH OF ONLINE SERVICES
                           AND WORLD CLASS TECHNOLOGY

SUNNYVALE & FOSTER CITY, CALIF. - DEC. 23, 2002 - Yahoo! Inc. (Nasdaq: YHOO -
News), a leading global Internet company, and Inktomi Corp. (Nasdaq: INKT -
News), a leading Web search provider, today announced they have signed a definitive agreement under which Yahoo! will acquire Inktomi for a purchase price of $1.65 per share in cash. The transaction reflects an aggregate purchase price of approximately $235 million, adjusted for Inktomi's expected cash balance net of debt, as of December 31, 2002.

"Yahoo!'s vast reach and its unmatched breadth and depth of services, combined with Inktomi's outstanding engineering expertise and leading search technology, will help us achieve our goal of providing users with the most comprehensive, relevant and highest quality search solutions on the Web," said Terry Semel, Yahoo! chairman and CEO. "The addition of Inktomi's search platform adds both control and flexibility to this important business, thus enhancing our ability to create new and more innovative search offerings for consumers and businesses."

"Since 1996, Inktomi's foundation has been the Web search business and we have grown it significantly with our core customers and new paid inclusion partners while focusing on extending and innovating our technology," said David Peterschmidt, Inktomi chairman and CEO. "Today's announcement matches our premier Web search technology and team with Yahoo!'s global reach and commitment to providing the best user experience on the Web, bringing us closer to achieving our mutual goal of making the Inktomi-Yahoo! search offering the standard bearer for searching on the Web."

The transaction is subject to customary closing conditions, including regulatory approval and the approval of Inktomi's stockholders. The transaction is expected to be completed in the first quarter of 2003. Yahoo! expects the transaction to be accretive to earnings per share within 12 months of closing.

Inktomi, a pioneer in algorithmic Web search technology, recently focused its assets exclusively on the growing Web Search space. The company also has made significant improvements in its overall Web search capability, including increased relevance, a fresher and larger index, paid inclusion, the utilization of an XML interface and features targeted at understanding user intent for interactions on the Web.
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Yahoo! is committed to being a leader in search and Yahoo! Search has seen continued growth in number of users, user retention, number of searches and click-through rates since its recent search improvements this past October, making Yahoo! Search results more comprehensive and relevant than ever before. Yahoo! has introduced a series of enhancements to its search business in recent months, including:

         - Improved relevancy and comprehensiveness of search results by combining Yahoo! Directory and third-party algorithmic search results

         - Enhanced and improved quality of Yahoo!'s most-searched terms, with continued expansion of the number of these enhanced queries

         - New version of Yahoo! Companion, an integrated search toolbar that enables consumers to access their personalized browser settings anywhere that they can access the Internet

         - Increased marketing resources invested to continue building Yahoo! Search brand

         - Improved directory matches to offer consumers results within relevant categories

         - Customized features leveraging Yahoo!'s vertical assets, such as weather, news and stock information directly embedded within search results pages

ABOUT YAHOO!

Yahoo! Inc. is a leading provider of comprehensive online products and services to consumers and businesses worldwide and is the No. 1 Internet brand globally. Headquartered in Sunnyvale, Calif., Yahoo!'s global network includes 25 World properties and is available in 13 languages.

ABOUT INKTOMI

Based in Foster City, Calif., Inktomi is the leading provider of OEM Web search and paid inclusion services. A pioneer in Web search technology, Inktomi provides millions of users worldwide with the freshest and most relevant search experience, and ensures that thousands of online retailers have their content constantly represented. The company's customers and partners include Amazon.com, eBay, Lycos/HotBot, MSN, Overture and WalMart.com.

This press release and its attachments contain forward-looking statements that involve risks and uncertainties concerning Yahoo!'s proposed acquisition of Inktomi, Yahoo!'s expected financial performance (including without limitation as described in the quotations from management in this press release), as well as Yahoo!'s strategic and operational plans. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties. The potential risks and uncertainties include, among others, the possibility that the transaction will not close or that the closing may be delayed; the reaction of customers of Yahoo! and Inktomi to the transaction; Yahoo!'s ability to successfully integrate Inktomi's operations and employees; and general economic conditions. More information about potential factors that could affect Yahoo!'s business and financial results is included in the Company's Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2001 and Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2002, including (without limitation) under the captions, "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," which are on file with the Securities and Exchange Commission (the "SEC") and available at the SEC's website at www.sec.gov. For more information and additional risk factors regarding Inktomi generally see "Factors Affecting Operating Results" contained in Inktomi's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2002 and in other reports filed by Inktomi with the Securities and Exchange Commission.

Inktomi will file a proxy statement and other documents regarding the proposed merger described in this press release with the SEC. INKTOMI STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. A definitive proxy statement will be sent to stockholders of Inktomi seeking their approval of the transaction. Investors and security holders may obtain a copy of the proxy statement (when it is available) and any other relevant documents filed by Inktomi with the SEC for free at the SEC's web site at www.sec.gov. Copies of the proxy statement and other documents filed by Inktomi with the SEC may also be obtained free of cost by directing a request to: Joe Eandi, Vice President and General Counsel, Inktomi Corporation, 4100 E. Third Avenue, Foster City, CA 94404; (650) 653-2800.

Inktomi and its directors, executive officers and certain of its employees may be deemed to be participants in the solicitation of proxies of Inktomi stockholders in connection with the proposed merger. Such individuals may have interests in the merger, including as a result of holding options or shares of Inktomi common stock. A detailed list of the names, affiliations and interests of the participants in the solicitation will be contained in the proxy statement that will be filed by Inktomi with the SEC.
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Yahoo! and the Yahoo! logo are registered trademarks of Yahoo! Inc. Inktomi and the tri-colored cube logo are trademarks or registered trademarks of Inktomi Corp. in the United States and other countries. All other names are trademarks, registered trademarks or service marks of their respective owners.
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PRESS CONTACTS:
YAHOO!
Diana Lee, Yahoo! Inc. (408) 349-6501, dianalee@yahoo-inc.com
Suzanne Skyvara, Fleishman Hillard PR (415) 318-4112, skyvaras@fleishman.com

INKTOMI

Shernaz Daver (650) 653-2859, sdaver@inktomi.com
Robin Meyerhoff, Fleishman Hillard PR (415) 318-4165, meyerhr@fleishman.com